                                                          Exhibit 23.1








                  CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-47865) of American General Finance, Inc. of our report dated February 16, 2004 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.


/s/  PricewaterhouseCoopers LLP

Chicago, Illinois
March 9, 2004